Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 18, 2011, relating to the financial statements and financial highlights which appears in the March 31, 2011 Annual Report to Shareholders of Old Mutual High Yield Fund, (one of the funds constituting Old Mutual Funds II) which is also incorporated by reference into the Registration Statement.

Denver, Colorado

December 21, 2011